UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2015

ATRM Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-22166	41-1439182
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2350 Helen Street, North St. Paul, Minnesota	55109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 770-2000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2015, ATRM Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lone Star Value Investors, LP (“LSVI”) pursuant to which LSVI purchased, for $1.0 million in cash, an unsecured promissory note made by the Company in the principal amount of $1.0 million (the “Note”), bearing interest at 10.0% per annum, with interest payable semiannually and any unpaid principal and interest due on April 1, 2019. The Company may prepay the Note at any time after a specified amount of advance notice to LSVI.

The Note provides for customary events of default, the occurrence of any of which may result in the principal and unpaid interest then outstanding becoming immediately due and payable.

The foregoing descriptions of the Purchase Agreement and the Note are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

LSVI also owns 167,885 shares of the Company’s common stock, or approximately 14.1% of the shares outstanding, and holds a promissory note of the Company, dated April 1, 2014, in the original principal amount of $6.0 million, of which $5.0 million in principal remains outstanding following a prepayment of $1.0 million by the Company in December 2014. Additionally, Lone Star Value Co-Invest I, LP (“LSV Co-Invest I”), an affiliate of LSVI, holds a promissory note of the Company, dated July 21, 2014, in the original principal amount of $2.5 million, and a promissory note of the Company, dated September 19, 2014, in the original principal amount of $2.0 million. Jeffrey E. Eberwein, the Company’s Chairman of the Board, is the founder and Chief Executive Officer of Lone Star Value Management, LLC, the investment manager of LSVI, and is the manager of Lone Star Value Investors GP, LLC, the general partner of LSVI and LSV Co-Invest I.

The Company’s entry into the Purchase Agreement was approved by a Special Committee of the Company’s Board of Directors consisting solely of independent directors.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Note is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Promissory Note, dated February 25, 2015.
10.1	Securities Purchase Agreement, February 25, 2015, by and between ATRM Holdings, Inc. and Lone Star Value Investors, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM Holdings, Inc.

Dated: February 27, 2015	By:	/s/ Daniel M. Koch
	Name:	Daniel M. Koch
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Promissory Note, dated February 25, 2015.
10.1	Securities Purchase Agreement, February 25, 2015, by and between ATRM Holdings, Inc. and Lone Star Value Investors, LP.